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                                                                     EXHIBIT 4.9

This REGISTRATION RIGHTS AGREEMENT as modified, supplemented or amended from time to time; (this "Agreement") is made and entered into as of 8 December, 1998 by and among Global TeleSystems Group, Inc., a Delaware corporation (the "Company" or the "Registrant"), and certain persons listed on the signature page hereto (the "Shareholders") that hold equity interests ("Equity Interests") in Esprit Telecom Group plc ("Esprit") in the form of ordinary shares, nominal value 1p each (the "Ordinary Shares") or American Depositary Shares, which represent the right to receive seven Ordinary Shares.

Whereas the Company has proposed to make, subject to certain pre-conditions (the "Pre-Conditions"), as set out in the joint press announcement dated 8 December, 1998 (the "Press Announcement"), an exchange offer (the "Offer") for all of the outstanding share capital of Esprit;

Whereas as part of the Offer, the Company will offer the Shareholders as consideration, shares (the "Shares") of common stock of the Company, par value $0.10 per share ("Common Stock"), pursuant to a registration statement on Form S-4 (the "S-4 Registration Statement");

Whereas in order to induce the Company to make the Offer, each Shareholder has severally agreed to execute an irrevocable undertaking (an "Irrevocable") to tender the Equity Interests held by such Shareholder if certain conditions are satisfied and the Company makes the Offer;

Now, therefore in order to induce each Shareholder to enter into an Irrevocable, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Shareholders, and their direct and indirect transferees and assigns. This Agreement has been entered into simultaneously with the Irrevocable by each Shareholder.

The parties hereby agree as follows:

1. INTERPRETATION AND DEFINITIONS

"Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, Wilmington, Delaware or London, United Kingdom are authorized or required by law, regulation or executive order to close.

"Closing Date" means the date determined by the Registrant's independent auditors as the date that the acquisition of Esprit is deemed consummated in connection with determining whether such acquisition will receive "pooling of interests" accounting treatment (for the avoidance of doubt, the first day of the 30 day period of combined operations of the Company and Esprit contemplated by Clause 2.1(A));

"Commission" means the U.S. Securities and Exchange Commission;

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"Deadline"  as defined in Clause 2.1(A);

"Effectiveness End Date" means the earliest to occur of the date that is (i) the date upon which Holders of Shares are able to sell all such Shares immediately without restriction pursuant to Rule 144(k) or Rule 145(d) (if applicable) under the Securities Act or otherwise or, if Rule 144(k) or Rule 145(d) (if applicable) is amended to provide a shorter restricted period, such shorter period, (ii) the date on which the Company obtains written confirmation from the Division of Corporate Finance of the Commission recommending that no action be taken by the Commission in connection with the resale of Shares by Shareholders without regard to volume or other restrictions under the Securities Act upon resale (provided that on the Closing Date such Shareholders receive an opinion of counsel to the effect that the Shares may be so sold); or
(iii) the date as of which all of the Shares are resold pursuant to the Registration Statement;

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder;

"Holders" means the Shareholders and any direct or indirect transferee of a Shareholder who agrees in writing to be bound by the provisions of this Agreement;

"NASD" means the National Association of Securities Dealers, Inc.;

"Participant" as defined in Clause 5.1;

"Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof;

"Prospectus" means the resale prospectus included in the Registration Statement pursuant to which the Holders will be permitted to resell Shares, including any preliminary prospectus, in each case as the same may be amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus;

"Registrant" as defined in the preamble hereto;

"Registration Statement" means whichever of the S-4 Registration Statement or the other registration statement referred to in Clause 2.1(B) that includes the Prospectus, together with all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein;

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder; and

"Underwritten Offering" means a sale or other transfer of Shares by a Holder to an underwriter for re-offering to the public.





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2. PUBLICATION, REGISTRATION AND TRANSFER RESTRICTIONS

2.1    PUBLICATION AND REGISTRATION

       The Registrant shall:

       (A) as soon as practicable after the Closing Date, prepare, publish and otherwise publicly disclose financials ("Financials") of the Company which shall include a period of at least 30 days of combined operations of the Company and Esprit in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (as required by APB No. 16), provided that the date of publication of the financials (the "Publication Date") shall in no event be later than 20 days after the end of the calendar month that commences immediately after the Closing Date (the "Deadline") and provided further that the Registrant will immediately notify each Holder in writing of such publication;

       (B) before the Publication Date, either cause the S-4 Registration Statement to include, or promptly file a new registration statement with the Commission which will include, a Prospectus which shall provide for resales of the Shares by Holders thereof which have provided the information required pursuant to Clause
              2.3 hereof; and

       (C) use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable, but in no event later than the Publication Date; and use its reasonable best efforts to register or qualify the Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdiction within the United States as shall be reasonably appropriate for the distribution of the Shares covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this Clause 2.1(C) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Shares in any jurisdiction in which the securities regulatory authority of such jurisdiction requires that a Holder participating in such registration submit any of its Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Shares in such jurisdiction unless such Holder agrees to do so;





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       (D)    ensure that all of the Shares received by Shareholders in the
              Offer will be fully registered, will include no legend thereon restricting the transfer thereof, will be subject to no stop order or other restriction on transfer except as provided in this Agreement and will be approved for listing on the NASDAQ - NMS and EASDAQ; and

       (E) use its reasonable best efforts to keep such Registration Statement continuously effective, supplemented and amended as necessary to ensure that it is continuously available for resales of Shares by the Holders entitled to the benefit of this Agreement, to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies of the Commission as announced from time to time, through the period ending on the Effectiveness End Date; provided, however, that for 30 days or less (whether or not consecutive) in any 12-month period, the Company shall be permitted to suspend resales of the Shares pursuant to the Registration Statement if the Registration Statement is no longer effective or the Prospectus included therein is no longer useable for resales due to certain circumstances relating to pending corporate developments, public filings with the Commission and similar events, or because such Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, further, that in no event shall the Company be required to keep the Registration Statement effective beyond the Effectiveness End Date.

2.2    FAILURE TO KEEP REGISTRATION STATEMENT EFFECTIVE

       If the Company shall fail to keep the Registration Statement continuously effective or the Prospectus included therein useable for resales in accordance with the proviso in Clause 2.1(E) or upon the occurrence of an event contemplated by Clause 3.1(A) or 3.1(C)(iv), it shall give Holders notice to suspend the resale of Shares pursuant to the Registration Statement and will deduct from the 30-day period referred to in Clause 2.1(E) the number of days during the period from and including the date of the giving of notice to Holders of such occurrence to and including the date when such Holders have received copies of the supplemented or amended Prospectus necessary to permit resales of Shares or to and including the date on which the Company has given notice to Holders that the resale of the Shares pursuant to the Registration Statement may be resumed, as the case may be.

2.3 PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE REGISTRATION STATEMENT

       A Holder that proposes to sell Shares pursuant to the Prospectus and the related Registration Statement shall be named as a selling security holder in the Prospectus. Each Holder agrees to furnish promptly to the Registrant such information as the Registrant may reasonably request for use in connection with the Registration





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       Statement or Prospectus included therein, as well as all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

2.4    TRANSFER RESTRICTIONS

       Each Shareholder agrees not to (i) sell, transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for any nor (ii) enter into any arrangement to reduce such Shareholder's risk relating to (x) any Equity Interests or (y) any Shares to be received by such Shareholder in connection with the Offer for a period commencing 30 days before the Closing Date and ending on the earliest of
       (i) the Publication Date, (ii) the Deadline; and (iii) the date on which the Offer ceases to qualify for "pooling of interests" accounting treatment other than as a result of any action by such Shareholder; provided that nothing in this Clause 2.4 shall prohibit the transfer of Equity Interests contemplated by the Offer or the Irrevocable.

3. REGISTRATION PROCEDURES

3.1    GENERAL PROVISIONS

       In connection with the Registration Statement and the Prospectus required to be prepared by this Agreement, pursuant to the requirements of Clause 2.1, the Registrant shall, subject to the provisions of Clause 2.3:

       (A) upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (i) to contain a material misstatement or omission, or (ii) not to be effective and usable for resale of Shares during the period required by this Agreement, the Registrant shall file promptly an appropriate amendment to such Registration Statement, in the case of Clause (i), correcting any such misstatement or omission, and, in the case of either Clause (i) or (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

       (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner;

       (C) advise each Holder promptly and, if requested by any Holder, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto,





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              when the same has become effective, (ii) of any request by the
              Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Shares for offering or resale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (iv) of the existence of any fact or the happening of any event (without requiring the Company to disclose the nature of such fact or happening) that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares under state securities or Blue Sky laws, the Registrant shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

       (D) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any Underwritten Offering pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Registrant and cause the Registrant's officers, trustees, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness or in connection with any amendment or supplement thereto (including the filing of any document that is to be incorporated by reference into the Registration Statement) provided, however, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons (and such Persons shall so agree in writing), unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Registration Statement or the use of the Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Person or (iv) such information becomes available to any such Person





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              from a source other than the Company and to the knowledge of such
              Person, such source is not bound by a confidentiality agreement;

       (E) if requested by any Holders or the underwriter(s) in any Underwritten Offering promptly incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Shares being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Registrant is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

       (F) upon request of any Holder, furnish to such Holder and each of the underwriter(s) in any Underwritten Offering acting on behalf of any such Holder without charge, copies of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein, if any, and all exhibits (including exhibits incorporated therein by reference, if any), the Prospectus and all other documents each such Holder may reasonably require in order to facilitate its distribution of Shares;

       (G) consent to the use of the Prospectus and any amendment or supplement thereto by each of the Holders and each of the underwriter(s) in any Underwritten Offering, if any, in connection with the resale of the Shares covered by the Prospectus or any amendment or supplement thereto;

       (H) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Shares pursuant to the Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Holder of Shares or any underwriter in connection with any resale pursuant to the Registration Statement contemplated by this Agreement; and in connection with an Underwritten Offering, the Registrant shall cause opinions and certificates to be prepared and delivered as are customarily delivered by issuers to underwriters in primary offerings; provided that the related underwriting agreement shall set forth in full or incorporate by reference the indemnification provisions and procedures of Clause 5 hereof with respect to all parties to be indemnified pursuant to said Clause;





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       (I)    cooperate with the Holders, the underwriter(s) in any
              Underwritten Offering, and their respective counsel in connection with the registration and qualification of the Shares under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Shares covered by the Registration Statement;

       (J) in connection with any Underwritten Offering, the Company will agree to make available members of its senior management from time to time upon reasonable notice at such place and times as shall be reasonably requested for the purpose of conducting "roadshow" type presentations for or one on one meetings with potential purchasers of the Shares; provided, however, that such roadshow shall be no more than five business days in duration;

       (K) issue, upon the request of any Holder of Shares covered by the Registration Statement, a number of shares of Common Stock equal to the number of shares of Common Stock surrendered to the Registrant by such Holder in exchange therefor or being resold by such Holder; such Common Stock to be registered in the name of such Holder or in the name of the purchaser(s) of such Common Stock, as the case may be; in return, the Common Stock held by such Holder shall be surrendered to the Registrant for cancellation;

       (L) cooperate with the Holders and the underwriter(s) in any Underwritten Offering to facilitate the timely preparation and delivery of certificates representing Common Stock to be sold; and enable such Shares to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any resale of Shares made by such underwriter(s); and

       (M) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD.

3.2 Each Holder agrees that, upon receipt of any notice from the Registrant of the existence of any fact of the kind described in Clause 3.1(A) or 3.1(C)(iv), such Holder will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Clauses 3.1(A) and 3.1(C)(i), or until it is advised in writing (the "Advice") by the Registrant that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; provided that nothing herein





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       shall limit the right of any Holder to sell or otherwise dispose of the
       Shares pursuant to any available exemption under the Securities Act.

4. REGISTRATION EXPENSES

All expenses incident to the Registrant's performance of or compliance with this Agreement in connection with Underwritten Offerings will be borne by the Participants, regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Registrant; (v) all application and filing fees in connection with listing the Shares on a national securities exchange or automated quotation system or making them eligible for trading within any other system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing, in the event that other securities of the Registrant are included in with Shares of a Holder in an Underwritten Offering, a Holder shall only be obligated to pay its pro rata share of such expenses.

The Registrant will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts and legal counsel, retained by the Registrant.

5. INDEMNIFICATION AND CONTRIBUTIONS

5.1 In connection with the Registration Statement, the Registrant shall indemnify and hold harmless each Holder of Common Stock included within the Registration Statement, and each person, if any, who controls any such person within the meaning of the Securities Act and any underwriter involved in any Underwritten Offering by such Holder (each, a "Participant"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any amendment or supplement thereto or document incorporated by reference therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) a violation or alleged violation by the Company of the Securities Act or the Exchange Act in connection with the Registration of the Shares, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such





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       loss, claim, damage, liability or action as such expenses are incurred;
       provided, however, that (i) the Registrant shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus forming part thereof or in any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of any Participant specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Registrant may otherwise have to any Participant or to any controlling person of that Participant.

5.2 Each Participant, severally and not jointly, shall indemnify and hold harmless the Registrant, each of its trustees, directors, officers, employees or agents and each person, if any, who controls the Registrant within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Registrant or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of that Participant specifically for inclusion therein, and shall reimburse the Registrant and any such trustee, director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by the Registrant or any such trustee, director, officer, employees or agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the obligations of each of the Participants hereunder shall be limited to an amount equal to the net proceeds to such Participant of the Shares sold in connection with such Registration and (ii) no Participant shall be liable to any such person in any such case to the extent of any such loss, claim, damage or liability (or action or proceeding in respect thereof), if such Participant shall sustain the burden of proving that such Registrant, agent or underwriter or controlling person of such underwriter, or any other Participant, as the case may be, sold Shares to the person alleging such loss, claim, damage or liability (or action or proceeding in respect thereof), without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated therein), if such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission. The foregoing indemnity





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       agreement is in addition to any liability which any Participant may otherwise have to the Registrant or any such trustee, director, officer or controlling person.

5.3 Promptly after receipt by an indemnified party under this Clause 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Clause 5, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Clause 5 except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Clause 5. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defence thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defence of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Clause 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defence thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defences available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defence of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defence of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

5.4 If the indemnification provided for in this Clause 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Clause 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Registrant on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrant or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Registrant and the Participants agree that it would not be just and equitable if contributions pursuant to this Clause 5.4 were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Clause 5.4 shall be deemed to include, for purposes of this Clause 5.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Clause 5.4, no Participant shall be required to contribute any amount in excess of the amount by which the total proceeds received by such Participant with respect to the sale of its Shares exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Clause 5.4 are several and not joint.

6. SELECTION OF UNDERWRITERS

Each Holder may sell Shares in an Underwritten Offering administered by an investment banker or investment bankers or manager or managers to be selected by the Registrant with the consent of a majority-in-interest of such Holders participating in such Underwritten Offering (not to be unreasonably withheld, it being understood that, among other factors, the fees to be paid to such investment bank shall be a reasonable factor in determining whether such Holder's consent is reasonable); provided, however, that the Registrant shall have the right to delay any such Underwritten Offering by a period not to exceed 45 days in the event such Underwritten Offering would, in the reasonable judgment of the Registrant prevent or delay any other transaction being considered by the Registrant or in the event such delay is necessary to comply with any "quiet periods" under applicable securities regulations or the requirements of any applicable securities exchange.

7. MISCELLANEOUS

7.1    REMEDIES

       The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defence in any action for specific performance that a remedy at law would be adequate.

7.2    NO INCONSISTENT AGREEMENTS

       The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that has not already been publicly filed with the Commission. The Company represents and warrants that rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

7.3    AMENDMENTS AND WAIVERS

       The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Shares.

7.4    NOTICES

       All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight, or, in the case of international deliveries, two business days, delivery:

       (A) if to a Holder, at the address set forth on the records of Esprit; and

       (B) if to the Company: Global TeleSystems, Inc., 1751 Pinnacle Drive, North Tower, McLean, Virginia 22102, Attn: General Counsel.

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an internationally recognized air courier guaranteeing overnight, or, in the case of international deliveries, two business days, delivery.

7.5    SUCCESSORS AND ASSIGNS

       This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Shares; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Common Stock from such Holder.

7.6    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.7    HEADINGS

       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.8    GOVERNING LAW

       This agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

7.9    CONSENT TO JURISDICTION

       To the fullest extent permitted by applicable law, the Company and each Holder irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York or the City of McLean, the Commonwealth of Virginia, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each Holder, to the fullest extent permitted by applicable law, irrevocably and fully waives the defence of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Shearman & Sterling (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

       The Company and each Holder hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

       The provisions of this Clause 7.9 are intended to be effective upon the execution of this Agreement without any further action by the Company and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

7.10   SEVERABILITY

       In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

7.11   ENTIRE AGREEMENT

       This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Registrant with respect to the Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            GLOBAL TELESYSTEMS GROUP INC.


                            By: GERALD THAMES
                                ----------------------------



                            APAX FUNDS NOMINEES LIMITED


                            By: ANDREW BARRETT
                                ----------------------------




                            WARBURG, PINCUS VENTURES, L.P.

                            BY: E.M. WARBURG, PINCUS & CO., LLC
                            MANAGER


                            By: ROBERTO ITALIA
                                ----------------------------
                                For and on behalf of Dominic
                                Shorthouse Member





                                       17